Exhibit 10.3

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

PURCHASE AND SALE AGREEMENT

SELLER:    UNIVAR SOLUTIONS USA LLC, a Washington limited liability company

PURCHASER:    FNLR Compounds Matter LLC, a Delaware limited liability
company

August 13, 2024

REGARDING CERTAIN REAL PROPERTY AND IMPROVEMENTS

Purchase and Sale Agreement
(Univar Portfolio)

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of August 13, 2024 (the “Effective Date”), by and between Univar Solutions USA LLC, a Washington limited liability company (“Seller”), and FNLR Compounds Matter LLC, a Delaware limited liability company (together with its permitted assigns, “Purchaser”).
RECITALS
A.    Seller is the owner of (i) those certain parcels of real estate listed on Exhibit A-1 attached hereto and made a part hereof, and as more specifically described on Exhibit A-2 attached hereto and made a part hereof (collectively, the “Land”), (ii) the buildings, parking areas, structures and other improvements owned by Seller located on and affixed to the Land so as to be a part thereof, including but not limited to all site work, landscaping, fixtures and utilities (collectively, the “Buildings”), (iii) Seller’s interest, if any, in all land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Land, and any strips and gores adjoining or adjacent to the Land (collectively, the “Additional Property Rights”, and together with the Land, the Appurtenant Rights (as hereinafter defined), and the Buildings, collectively, the “Real Property”), (iv) attendant rights appurtenant to any of the foregoing, including, without limitation, all easements, rights-of-way, and privileges appurtenant to the Land (collectively, the “Appurtenant Rights”), (v) the machinery, equipment and systems necessary for the operation of the Buildings, including those that are “fixtures” pursuant to applicable law, including, but not limited to, electrical, plumbing, heating, ventilation and air-conditioning equipment, and fire sprinklers and fire suppression equipment that are necessary for the operation of the Building and are integrated into the base Building structure or the Building systems (but specifically excluding (1) any trade fixtures and equipment, and (2) all Personal Property and Tenant’s Personal Property (as such terms are defined in the Lease (as hereinafter defined) (collectively, the “Equipment and Fixtures”), (vi) Seller’s interest, if any, in all of the following items, to the extent assignable and without representation or warranty: all drawings, plans, specifications and surveys relating to the Real Property in Seller’s possession or under its control; all approvals, guaranties and warranties relating to the Real Property; all permits, certificates of occupancy, authorizations and approvals necessary for the ownership of the Real Property; and all other intangible property interests belonging or appurtenant to the Real Property (collectively, the “Intangible Property”) and (vii) attendant rights appurtenant to any of the items described in the foregoing clauses (v) and (vi) (collectively, the “Additional Appurtenant Rights”, and together with the Real Property, the Equipment and Fixtures, and the Intangible Property, each, individually, a “Property” and collectively, the “Properties”); and
B.    Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Properties in accordance with the terms and subject to the conditions of this Agreement.
NOW, THEREFORE, in reliance on the foregoing and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
    1    Purchase and Sale Agreement
(Univar Portfolio)

1.PURCHASE AND SALE OF THE PROPERTIES
. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, the Properties.
2.PURCHASE PRICE
. The total purchase price to be paid by Purchaser to Seller for the Properties (the “Purchase Price”) is One Hundred Seventy Two Million Two Hundred Thirty Thousand and 00/100 Dollars ($172,230,000.00), payable in cash or other immediately available funds in accordance with the following provisions, and shall be allocated between the Properties as set forth on Exhibit A-1 attached hereto.
3.TITLE POLICY; SURVEY; PROPERTY INFORMATION
.
3.1Purchaser acknowledges and agrees that Seller has provided to Purchaser (including, without limitation, through postings on a datasite) copies of the following documents for each Property: (i) updated ALTA as-built surveys (the “Existing Surveys”), (ii) updated zoning reports (the “Existing Zoning Reports”), (iii) updated property condition assessments (the “Existing PCAs”) and (iv) updated Phase I Environmental Site Assessments (the “Existing Environmental Reports”, and together with the Existing Surveys, Existing Zoning Reports, Existing PCAs and Existing Environmental Reports, collectively, the “Current Property Documents”).
3.2Prior to the date hereof, Seller caused to be ordered for each Property a commitment (each, individually, a “Title Commitment” and collectively, the “Title Commitments”) for a new ALTA extended coverage owner’s policy of title insurance (or equivalent to the extent the applicable Property is not located within an ALTA state) to be issued by First American Title Insurance Company (the “Title Insurer” or the “Title Company”), and coordinated by Ilya Soybelman for Nations Land Services, to Purchaser, subject only to the Permitted Exceptions (as hereinafter defined), in an insurance amount equal to the portion of the Purchase Price allocated to the applicable Property according to Exhibit A-1 attached hereto, dated as of the date the applicable Deed (as hereinafter defined) is recorded, and with such endorsements as the Title Company may agree to provide prior to the date hereof, as evidenced by a proforma title insurance policy (each a “Proforma”)provided by the Title Company to Purchaser prior to the date hereof (each, a “Title Policy”, and collectively, “Title Policies”). Seller shall be required to cure or satisfy the following items: (a) judgment liens, mechanics’ liens and materialmen’s liens arising from work or improvements at the Properties ordered by Seller (other than liens or claims arising from any entry by Purchaser onto either Property), (b) monetary liens, encumbrances or security interests against the Properties securing any existing mortgage or deed of trust financing obtained by Seller that encumbers all or any portion of the Properties, and (c) any exceptions that Seller agrees in writing to cure or satisfy (all of the foregoing hereinafter collectively referred to as the “Seller’s Required Removal Items”). With respect to each of the Properties, Seller agrees to deliver, to the Title
    2    Purchase and Sale Agreement
(Univar Portfolio)

Insurer at Closing, one (1) customary owner’s title certificate and gap indemnity in substantially the form attached hereto as Exhibit C, which singular certificate shall cover all of the Properties (collectively, the “Owner’s Certificates”).
3.3Purchaser shall not be obligated to proceed with the Closing unless and until the Title Insurer is prepared to issue at Closing each of the Title Policies, subject only to the Permitted Exceptions. “Permitted Exceptions” means the following: (1) the lien of any non-delinquent real estate taxes and assessments for the tax year in which the Closing occurs and subsequent periods (it being agreed that Seller shall be required to pay any delinquent taxes prior to Closing); and (2) such other matters set forth in the Title Commitments or Existing Surveys (including any updates thereto) as of the Effective Date (except for any exceptions that Seller agreed in writing to cure or satisfy in accordance with this Section 3). Seller has provided to Purchaser (including, without limitation, through postings on a data site), the Property Information (as hereinafter defined). “Property Information” shall mean any of the materials and information described on Exhibit E attached hereto, to the extent such materials or information are in Seller’s current possession and reasonable control; and “Seller’s Deliveries” means, collectively, the Property Information and any and all other information and materials delivered by or on behalf of Seller to Purchaser (or otherwise made available to Purchaser) in connection with the transaction contemplated by this Agreement (including, without limitation, the Current Property Documents) (such transaction, the “transaction” or “Transaction”). For the avoidance of doubt, Purchaser is deemed to have approved the proforma Title Policies and the Current Property Documents as of the Effective Date, and all exceptions and other matters shown on such Title Policies or updated surveys are hereby deemed Permitted Exceptions.
3.4Purchaser acknowledges and agrees that neither Seller nor any of its officers, directors, owners, shareholders, partners, agents, representatives, managers, members, employees, attorneys, contractors or consultants (collectively, “Consultants” and each a “Consultant”) have made any representation or warranty regarding the truth, accuracy or completeness of any of the Seller’s Deliveries, and Seller has not undertaken any independent investigation as to the truth, accuracy or completeness thereof, except as provided for in this Agreement.  The furnishing of the Seller’s Deliveries and any other materials, documents, reports, information or agreements shall not be interpreted in any manner, in and of itself, as a representation or warranty of any type or kind by Seller or any other party related in any way to any of the foregoing. The Seller’s Deliveries may not be relied upon by Purchaser or any other party for any purpose, except that nothing in this sentence shall affect any of the rights and remedies that Purchaser may have against the third-party provider and/or preparer of any Current Property Document to the extent that such Current Property Document is certified to Purchaser or Purchaser receives a reliance letter from such third-party provider and/or preparer authorizing Purchaser to rely on the information contained in such Current Property Document. Purchaser is advised and encouraged to conduct its own independent investigation of the matters within the scope of the Seller’s Deliveries. Purchaser waives and releases all claims of any kind against Seller and the Consultants, or any of them, arising out of or related in any way to the use of the Seller’s Deliveries or the information, conclusions or recommendations which they contain. Purchaser further acknowledges and agrees that the Seller’s Deliveries may not be
    3    Purchase and Sale Agreement
(Univar Portfolio)

inclusive of all documents which Seller has relating to each Property and Purchaser has made its decision to purchase the Properties without these excluded documents. All of the Seller’s Deliveries (and any other information, documents or materials provided to Purchaser by or on behalf of Seller) are confidential and shall be held by Purchaser in accordance with the terms of Section 13.8. Notwithstanding the foregoing or anything to the contrary herein, in no event shall the provisions of this Section 3.4: (a) limit any liability or obligation of the Title Company as insurer under each of the Title Policies; (b) limit any liability or obligation of First American Title Insurance Company (c/o Zivile Giuliana) (“Escrow Agent”) as escrow holder with respect to the funds and documents to be delivered to (or deposited with) Escrow Agent by Purchaser and Seller, or any of them, in connection with the transaction contemplated by this Agreement; or (c) limit any liability or obligation of Bureau Veritas as the company that prepared and provided the Current Property Documents. For the avoidance of doubt, nothing in this Section 3.4 shall amend or limit the express representations and warranties of Seller contained in Section 9.1.
4.CLOSING
4.1. The payment of the Purchase Price, the transfer of ownership of the Properties, and the satisfaction of all other terms and conditions of the transaction contemplated by this Agreement (the “Closing”) shall occur on August 13, 2024 (the date on which the Closing occurs being sometimes referred to as the “Closing Date”), through escrow at the office of the Title Insurer. As to each of the Properties, the Closing shall be effective as of 12:00 a.m. (local time where such Property is located) on the Closing Date (the “Effective Time”).
1.1Seller’s Closing Deliveries
. At or prior to the Closing, Seller shall deliver or cause to be delivered to Escrow Agent (or as otherwise expressly provided below) each of the following documents (collectively, the “Seller Closing Deliverables”): (a) one original duly executed and acknowledged special warranty deed (or the local equivalent thereof) for each Property conveying fee simple title to each Property to Purchaser, in substantially the form attached hereto as Exhibit F (with such modifications to such form as may be mutually and reasonably agreed upon by Purchaser and Seller prior to the Closing or as may be required for the applicable Deed to be acceptable in the local jurisdiction where such Deed will be recorded) (each a “Deed” and collectively, the “Deeds”); (b) one original Seller’s non-foreign affidavit in the form attached hereto as Exhibit G, which shall be duly executed and delivered by the transferor (within the meaning of Section 1445 of the Internal Revenue Code) of the Properties; (c) one counterpart, duly executed by Seller, of the Closing Statement (as defined in Section 4.4 below); (d) such evidence of Seller’s power and authority to execute this Agreement and related documents as the Title Insurer may reasonably request; (e) any transfer tax statement, affidavit, declaration and/or filing that may be required to be executed by Seller by the state, county and/or municipality, as applicable, in which any Property is located to record the Deeds; (f) such other instruments and documents which shall be reasonably necessary in connection with the transaction contemplated herein and which do not impose, create, or potentially create any liability or expense upon Seller not expressly required under this Agreement; (g) one original counterpart duly executed by Seller of a Master Lease Agreement, in
    4    Purchase and Sale Agreement
(Univar Portfolio)

the form attached hereto as Exhibit H, whereby Seller, as “Tenant”, shall lease the Properties from Purchaser, as “Landlord”, in accordance with the terms thereof (the “Lease”); (h) one original counterpart duly executed by Windsor Holdings III, LLC, a Delaware limited liability company (“Lease Guarantor”), of a Guaranty of Lease in the form attached to the Lease (the “Lease Guaranty”); (i) one original counterpart duly executed by Seller of an assignment agreement and bill of sale transferring to Purchaser all of Seller’s right, title and interest in any Intangible Property relating to the Properties, if any, and also transferring to Purchaser all of Seller’s right, title and interest in any Equipment and Fixtures relating to the Properties, if any, in the form attached hereto as Exhibit I (the “General Assignment”); (j) one original counterpart duly executed by Seller of that certain Remediation and Access Agreement in the form agreed upon between Seller and Purchaser prior to the Effective Date (the “Remediation Agreement”) (with such modifications to such form as may be required for the Remediation Agreement to be acceptable in the local jurisdiction(s) where such Remediation Agreement will be recorded) and (k) the Owner’s Certificates (with changes thereto as may be reasonably acceptable to Seller and the Title Insurer), each duly executed by Seller. For the avoidance of doubt, nothing in (i) Sections 2 and 3 of Exhibit B of the Deed or (ii) any “As-Is” language in the Deed for the Louisiana Property, shall amend, or limit or expand the express representations and warranties of Seller contained in this Agreement or otherwise waive and release any of the rights and the benefits of Purchaser expressly set forth in this Agreement.
4.2Purchaser’s Closing Deliveries
. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Escrow Agent each of the following (collectively, the “Purchaser Closing Deliverables”): (a) the Purchase Price; (b) one counterpart, duly executed by Purchaser, of the Closing Statement, (c) such evidence of Purchaser’s power and authority to execute this Agreement and related documents as the Title Insurer may reasonably request; (d) one original counterpart duly executed by Purchaser of the Lease; (e) one original counterpart duly executed by Purchaser of the Lease Guaranty; (f) one original counterpart duly executed by Purchaser of the General Assignment; (g) one original counterpart duly executed by Purchaser of the Remediation Agreement; (h) a Purchaser executed W-9; (i) any transfer tax statement, affidavit, declaration and/or filing that may be required to be executed by Purchaser by the state, county and/or municipality, as applicable, in which any Property is located to record the Deeds and (j) such other instruments and documents which shall be reasonably necessary in connection with the transaction contemplated herein and which do not impose, create, or potentially create any liability or expense upon Purchaser not expressly required under this Agreement. Purchaser’s and Seller’s obligation, if any, to provide the files and materials listed herein shall survive the Closing. The Closing Statement may be signed in electronic or facsimile counterparts on the Closing Date.
4.3[Intentionally Omitted].
4.4Closing Prorations and Adjustments
. The provisions of this Section 4.4 shall survive the Closing. Seller shall cause Escrow Agent to prepare a statement showing the prorations and adjustments required by this Agreement (the “Closing Statement”). The items listed below are to be equitably prorated or adjusted as of the
    5    Purchase and Sale Agreement
(Univar Portfolio)

Effective Time (as defined above), it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of each Property prior to the Effective Time and Purchaser shall be deemed the owner of each Property from and after the Effective Time. No proration shall be made of real estate and personal property taxes, utility charges, or maintenance or operating expenses with respect to the Properties, as such charges are the responsibility of Seller as “Tenant”, under the Lease. The foregoing provisions of this Section 4.4 shall survive the Closing.
4.5Transaction Costs
.
4.5.1Seller’s Costs. Seller shall pay in connection with this Agreement (i) the fees and disbursements of Seller’s counsel, (ii) the fees and costs due to Escrow Agent for its services as escrow agent, (iii) costs of releasing all Seller’s Required Removal Items, if any, (iv) the costs of the third party diligence reports ordered by (or at the request of) Seller in connection with the purchase and sale of the Properties (including the Current Property Documents) and any updates to the foregoing that were ordered at the direction of Seller and (v) the brokerage commission for Broker.
4.5.2Purchaser’s Costs. Purchaser shall pay in connection with this Agreement (i) the fees and disbursements of Purchaser’s counsel, (ii) the cost of any lender’s policy of title insurance requested by Purchaser’s lender, if any, (iii) the cost of any recording fees in connection with the recordation of the Remediation Agreement and (iv) except as expressly set forth in clause (iv) of Section 4.5.1 above as a Seller cost, all costs payable in connection with Purchaser’s due diligence reviews or inspections hereunder, including, without limitation, any updates to the third party diligence reports that were ordered at the direction of Purchaser.
4.5.3Other Closing Costs. The following closing costs shall be paid, as between Seller and Purchaser, as set forth on Exhibit B attached hereto and made a part hereof (the “General Closing Cost Allocations Schedules”): (i) the costs of any transfer taxes (including any documentary stamp taxes) and like charges based on the Purchase Price or otherwise associated with the sale and conveyance of any Property to Purchaser or the leaseback of any Property to Seller, (ii) the cost of any recording fees in connection with the recordation of the Deeds and any memorandum of the Lease that the parties may elect to record in the real property records and (iii) the title premium and endorsement costs to be paid in connection with the Title Policies to be provided for each of the Properties.
4.5.4All other costs and charges of Closing not otherwise provided for in this Agreement shall be allocated in accordance with the closing customs for the county in which the applicable Property is located or, if no such closing custom exists or is applicable, such costs and charges shall be split evenly between Purchaser and Seller.
The provisions of this Section 4.5 shall survive the Closing.
    6    Purchase and Sale Agreement
(Univar Portfolio)

5.[INTENTIONALLY OMITTED]
.
6.BROKERAGE
. Seller and Purchaser acknowledge and agree that except for Jones Lang LaSalle Americas, Inc. (“JLL” or “Broker”) there is no broker involved in connection with this Agreement or the transaction covered hereby. Seller and Purchaser shall each indemnify and hold harmless the other from and against any and all claims of all brokers and finders, other than Broker claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Properties, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. The provisions of this Section 6 shall survive the Closing.
7.[INTENTIONALLY OMITTED]
.
8.CONDITIONS PRECEDENT
.
8.1Completion of Purchaser’s Due Diligence
. As of the Effective Date, Purchaser has completed its due diligence and will proceed with the transaction contemplated by this Agreement and effectuate the Closing in accordance with the terms hereof.

8.2Conditions to Purchaser’s Obligation to Close
. The obligations of Purchaser to close the purchase and sale transaction under this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions (which may be waived in whole or in part by Purchaser in its sole discretion):
8.2.1Seller’s Performance. Seller shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date. At or prior to the Closing, Seller shall have delivered or caused to be delivered to Escrow Agent (or as otherwise expressly provided in Section 4.1) all documents and other items referred to in Section 4.1.
8.2.2Accuracy of Seller’s Representations and Warranties. Each of Seller’s representations and warranties set forth in Section 9.1 below shall be true and correct in all material respects.
8.2.3Title Policy. The Title Insurer shall be irrevocably committed, subject to the payment of the applicable title insurance premiums and Purchaser’s satisfaction of
    7    Purchase and Sale Agreement
(Univar Portfolio)

all requirements of the Title Insurer with respect to issuance of the Title Policies (other than those requirements (if any) which Seller is obligated to satisfy pursuant to the terms of this Agreement), to issuing each of the Title Policies in the form required hereunder.
8.2.4KYC Requirements. Seller shall have truthfully and accurately completed and delivered to Purchaser the “know your customer” application form attached hereto as Exhibit J (the “KYC Application”), and Seller completes Purchaser’s customary Know Your Customer background check.
8.3Conditions to Seller’s Obligation to Close
. The obligations of Seller under this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions (which may be waived in whole or in part by Seller in its sole discretion):
8.3.1Accuracy of Purchaser’s Representations and Warranties. Each of Purchaser’s representations and warranties set forth in Section 9.3 below shall be true and correct in all material respects.
8.3.2Purchaser’s Performance. Purchaser shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date. At or prior to the Closing, Purchaser shall have delivered to Escrow Agent all documents and other items referred to in Section 4.2.
9.REPRESENTATIONS, WARRANTIES AND COVENANTS
.
9.1Seller’s Representations and Warranties
. Seller hereby represents and warrants to Purchaser as to the following matters, as of the Effective Date:
9.1.1Organization and Authority. Seller is duly organized and in good standing under the laws of the state of its organization. Seller has the power and authority under its organizational documents to sell, transfer, convey and deliver the Properties to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained. The execution of this Agreement by Seller, the consummation by Seller of the transactions herein contemplated, and the execution and delivery of all documents to be executed and delivered by Seller, have been or will be on or prior to the Closing Date duly authorized by all requisite action on Seller’s part and this Agreement has been, and all documents to be delivered by Seller pursuant to this Agreement will be on or prior to the Closing Date, duly executed and delivered by Seller and is or will be on or prior to the Closing Date, as the case may be, binding upon and enforceable against Seller in accordance with their respective terms. No approvals or consents by third parties or Governmental Authorities (as
    8    Purchase and Sale Agreement
(Univar Portfolio)

hereinafter defined) are required in order for Seller to consummate the transactions contemplated hereby.
9.1.2No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of (i) Seller’s organizational documents, (ii) to Seller’s Knowledge, any material agreement to which Seller is a party, (iii) to Seller’s Knowledge, any applicable law, rule or regulation, or (iv) to Seller’s Knowledge, any order or decree of any court or Governmental Authority (as hereinafter defined) of any nature by which Seller is bound. “Governmental Authority” shall mean any governmental or quasi-governmental agency, department, board, commission, or bureau or other governmental or quasi-governmental agency entity or instrumentality.
9.1.3Condemnation. Seller has not received from any Governmental Authority any written notice of any condemnation or eminent domain proceedings affecting all or any part of any Property, and, to Seller’s Knowledge, no such proceedings are threatened with respect to all or any part of any Property.
9.1.4Proceedings. There are no actions, suits, litigations or other proceedings by any person, firm, corporation or Governmental Authority now pending or, to Seller’s Knowledge, threatened against or affecting all or any part of any Property. Seller has not been served with any litigation which is still pending against Seller, with respect to its ownership of any Property, or affecting Seller or any of its assets in a way that could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and, to Seller’s Knowledge, no such litigation has been threatened.
9.1.5[Intentionally Omitted].
9.1.6Bankruptcy. Seller has not commenced (within the meaning of any federal or state bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any part of its property, nor has a court of competent jurisdiction entered an order or decree under any federal or state bankruptcy law that is for relief against Seller in an involuntary case or appointed a custodian of Seller for all or any part of its respective property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Seller’s knowledge, threatened against Seller, nor are any such proceedings contemplated by Seller, nor to Seller’s knowledge do any grounds exist for any such proceedings to be instituted against Seller.
9.1.7Brokers. Except for Broker and Apollo Global Funding, LLC, no broker or finder has acted for Seller or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and except for Broker and Apollo Global Funding, LLC, no person is entitled to any brokerage fee, finder’s fee or commission in respect thereof based upon arrangements made by or on behalf of Seller for which Purchaser could be liable.
    9    Purchase and Sale Agreement
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9.1.8[Intentionally Omitted].
9.1.9Right of First Offer or Right of First Refusal. To Seller’s Knowledge, no other person or entity has any right or option (including any right of first refusal or right of first offer) to purchase all or any part of any Property or any interest therein.
9.1.10Lease. There are no tenants or other third parties who are in possession of the Property and there are no written agreements in the nature of space leases, licenses or other occupancy agreements or any amendments, side letters or other documents related thereto, entered into by Seller and affecting any Property that will survive Closing and be binding on Purchaser.
9.1.11Seller Not a Foreign Person. Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
9.1.12Executive Order No. 133224. Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 23, 2001) (“Executive Order 13224”) and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (Executive Order 13224 and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Seller (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order 13224 and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (ii) has not been determined by competent authority to be subject to the prohibitions contained in the Orders, and (iii) excluding any holders of any publicly held entity, to Seller’s Knowledge, is not owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
9.1.13Hazardous Materials. Seller has delivered or made available to Purchaser the most recent version of each of the Existing Environmental Reports included on Schedule 9.1.13 and as received by Seller from the environmental consultant that prepared the Existing Environmental Reports. Except as set forth in the Existing Environmental Reports or as otherwise disclosed to Purchaser in writing, including, but not limited to, as reflected in the Remediation Agreement: (a) to Seller’s Knowledge, Seller has not received from any Governmental Authority any outstanding written notice that the Real Property is in material violation of any Environmental Law; and (b) to Seller’s Knowledge, there are no legal actions pending or, to Seller’s Knowledge, threatened in writing against the Real Property (or Seller with respect to the Real Property) by any Governmental Authority relating to Hazardous Materials (as hereinafter defined) or any Environmental Law. “Hazardous Materials” means any substances, compounds, mixtures, wastes or materials that are defined to be, that are regulated as, that are listed as or that (because of their toxicity, corrosivity, ignitability, reactivity, concentration or quantity) have characteristics that are hazardous or toxic under any
    10    Purchase and Sale Agreement
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Environmental Law, or any hazardous substance, solid waste, hazardous waste, chemical, industrial material, toxic substance, toxic waste, pollutant, contaminant or other substance, compound, mixture, waste or material that is otherwise regulated under any Environmental Law. The representations and warranties in this Section 9.1.13 shall not survive the Closing.
9.1.14Contracts. Except as shown in any Proforma, there are no contracts or agreements entered into by, or to Seller’s Knowledge binding upon, Seller and affecting any Property, which will be binding upon Purchaser after the Closing Date.
Except for Section 9.1.13, the representations and warranties of Seller contained in this Section 9.1 shall survive Closing for a period of six (6) months. For purposes of this Agreement, “Seller’s Knowledge” or any similar phrase shall mean the current, actual knowledge, without independent investigation or any implied duty to investigate or make any inquiries, of Mike Harrington, VP of Operations, North America. Such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Seller represents and warrants that Mike Harrington is a person within Seller’s organization who has knowledge of the matters set forth in this Section 9.1. For purposes of this Section 9.1, Seller shall be deemed to have received written notice if Mike Harrington shall have received such written notice.
9.2[Intentionally Omitted]

9.3Purchaser’s Representations and Warranties
. Purchaser represents and
warrants as of the Effective Date that:

9.3.1Organization. Purchaser is duly organized and in good standing under the laws of the state of its organization. Purchaser has full limited liability company power and authority under its organizational documents to execute and deliver this Agreement, and has, or will have on or prior to the Closing Date, full power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser is, or shall be on or prior to the Closing Date, duly qualified, licensed or admitted to do business and in good standing in the state in which each Property is located. No approvals or consents by third parties or Governmental Authorities are required in order for Purchaser to consummate the transactions contemplated hereby.
9.3.2Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been or on or prior to the Closing Date will be duly and validly authorized by all necessary requisite action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.
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9.3.3No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of (i) Purchaser’s organizational documents, (ii) any material instrument or agreement to which Purchaser is a party, (iii) to Purchaser’s Knowledge, any applicable law, rule or regulation, or (iv) to Purchaser’s Knowledge, any order or decree of any court or Governmental Authority of any nature by which Purchaser is bound.
9.3.4Litigation. There are no actions or proceedings pending or, to Purchaser’s Knowledge, threatened against, relating to or affecting Purchaser or any of its assets that could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.
9.3.5Brokers. No broker or finder has acted for Purchaser or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and no person is entitled to any brokerage fee, finder’s fee or commission in respect thereof based upon arrangements made by or on behalf of Purchaser for which Seller could be liable.
9.3.6[Intentionally Omitted].
9.3.7Purchaser Not a Foreign Person. Purchaser is not a “foreign person” which would subject Seller to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
9.3.8Executive Order No. 133224. Purchaser is in compliance with the requirements of the Orders. Purchaser (i) is not listed on the Lists, (ii) has not been determined by competent authority to be subject to the prohibitions contained in the Orders, and (iii) excluding any holders of any publicly held entity, to Purchaser’s Knowledge, is not owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
The representations and warranties of Purchaser contained in this Section 9.3 shall survive Closing for a period of six (6) months. For purposes of this Agreement, “Purchaser’s Knowledge” or any similar phrase shall mean the current, actual knowledge, without independent investigation or any implied duty to investigate or make any inquiries, of Chase Romney and William Turner. Such individuals shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Purchaser represents and warrants that Chase Romney and William Turner are persons within Purchaser’s organization who have knowledge of the matters set forth in this Section 9.3.
9.4[Intentionally Omitted].
10.INDEMNIFICATION
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.
10.1Indemnification
10.1.1

1.1.1Seller’s Indemnification. Subject to Section 10.4, Seller agrees to indemnify and hold harmless Purchaser for, from and against any and all actual out-of-pocket losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Purchaser in connection with or arising from any breach by Seller of any warranty or the inaccuracy of any representation of Seller, in each case contained in Sections 9.1.1 – 9.1.12 and Section 9.1.14 of this Agreement which expressly survives the Closing, and only for any express limited time period (and which expressly excludes the representations and warranties in Section 9.1.13).
10.1.2Purchaser’s Indemnification. Subject to Section 10.5, Purchaser agrees to indemnify and hold harmless Seller for, from and against any and all actual out-of-pocket losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Seller in connection with or arising from (a) any breach by Purchaser of any warranty or the inaccuracy of any representation of Purchaser, in each case contained in Sections 9.3.1 – 9.3.8 of this Agreement which expressly survives the Closing, and only for any express limited time period.
10.2Notice and Determination of Claims.
10.2.1In the event Purchaser or Seller seeks indemnification hereunder, such party seeking indemnification hereunder (the “Indemnified Party”) shall give to the other party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any pending or threatened action at law or suit in equity by or against a third party as to which indemnification will be sought (each such action or suit being a “Third Person Claim”) shall be given promptly after the action or suit is commenced and governed under Section 10.3; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.
10.2.2After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under Section 10.1 shall be paid within fifteen (15) days of receipt of the Claim Notice, unless the Indemnitor has given written notice to the Indemnified Party of an objection regarding the Claim Notice, in which
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case the claim for indemnification shall be resolved by (i) written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree.
10.3Third Person Claims
.
10.3.1Subject to Section 10.3.2 hereof, the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Third Person Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that:
(a)the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Person Claim as to which the Indemnified Party has so elected to conduct and control the defense thereof; and
(b)the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld, conditioned or delayed), pay, compromise or settle any such Third Person Claim; provided that if the Indemnitor withholds such consent, or fails to grant such consent within fourteen (14) days after written request from the Indemnified Party, and such Third Person Claim shall be adversely determined, then the Indemnitor shall have an obligation to provide indemnification hereunder to the Indemnified Party, but such indemnification shall exclude the amount, if any, by which the proposed settlement amount exceeds the Liability Limitation; provided, that, in no event shall such exclusion reduce the indemnification provided hereunder below the Liability Limitation.
Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Person Claim without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld, conditioned or delayed.
10.3.2Notwithstanding the foregoing or anything to the contrary herein, if any Third Person Claim against any Indemnified Party is solely for money damages not in excess of the Liability Limitation and such Third Person Claim will have no continuing effect in any material respect on any of the Properties, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third Person Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the
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Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith, such cooperation to be at no cost or expense to the Indemnified Party; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Person Claim as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Person Claim, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, conditioned or delayed, in which event no claim for indemnity therefor hereunder shall be waived.
10.4Limitation of Seller’s Liability. Notwithstanding anything to the contrary in this Agreement, Seller shall have no liability, and Purchaser shall make no claim against Seller, for (and Purchaser shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement (or any document executed or delivered in connection herewith) (including for this purpose any matter that would have constituted a breach of Seller's representations and warranties had they been made on the Closing Date) if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually within Purchaser’s Knowledge prior to the Closing and Purchaser proceeds with the Closing. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred, (a) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed [***] percent ([***]%) of the Purchase Price (the “Liability Limitation”), and (b) no claim by Purchaser alleging a breach by Seller of any representation, warranty, indemnification, covenant or other obligation of Seller contained herein (or in any document executed or delivered in connection herewith) may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until (i) such claim, either alone or together with any other claims by Purchaser alleging a breach by Seller of any representation, warranty, indemnification, covenant or other obligation of Seller contained herein (or in any document executed or delivered in connection herewith), is for an aggregate amount in excess of [***] Dollars ($[***]) per Property (the “Floor Amount”), in which event Seller’s liability respecting such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; and (ii) such claim is made by Purchaser within [***] ([***]) months after Closing (the “Limitation Period”). No constituent shareholder, partner or member in or agent of Seller, nor any advisor, trustee, director, officer, member, manager, partner, employee, beneficiary, shareholder, participant, representative or agent of Seller or any entity that is or becomes a constituent shareholder, partner or member in Seller or an agent of Seller (“Seller’s Affiliates”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and
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Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent shareholder, partner or member in Seller, nor any obligation of any constituent shareholder, partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent shareholder, partner or member of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other shareholder, partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or such party’s obligations to restore or contribute). Notwithstanding anything to the contrary contained herein, Seller’s obligations under Section 4.4 and Section 6 shall not be subject to the Liability Limitation, nor shall any amounts recovered under such sections count towards the Liability Limitation.
10.5Limitation of Purchaser’s Liability
. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred, (a) the aggregate liability of Purchaser arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Purchaser under this Agreement (or any document executed or delivered in connection herewith) shall not exceed the Liability Limitation, and (b) no claim by Seller alleging a breach by Purchaser of any representation, warranty, indemnification, covenant or other obligation of Purchaser contained herein (or in any document executed or delivered in connection herewith) may be made, and Purchaser shall not be liable for any judgment in any action based upon any such claim, unless and until (i) such claim, either alone or together with any other claims by Seller alleging a breach by Purchaser of any representation, warranty, indemnification, covenant or other obligation of Purchaser contained herein (or in any document executed or delivered in connection herewith), is for an aggregate amount in excess of the Floor Amount, in which event Purchaser’s liability respecting such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; and (ii) such claim is made by Seller within the Limitation Period. No constituent shareholder, partner or member in or agent of Purchaser, nor any advisor, trustee, director, officer, member, manager, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent shareholder, partner or member in Purchaser or an agent of Purchaser (“Purchaser’s Affiliates”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent shareholder, partner or member in Purchaser, nor any obligation of any constituent shareholder,
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partner or member in any entity owning an interest (directly or indirectly) in Purchaser to restore a negative capital account or to contribute capital to Purchaser (or any entity owning an interest, directly or indirectly, in any other constituent shareholder, partner or member of Purchaser), shall at any time be deemed to be the property or an asset of Purchaser or any such other shareholder, partner or member (and neither Seller nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or such party’s obligations to restore or contribute). Notwithstanding anything to the contrary contained herein, Purchaser’s obligations under Section 4.4 and Section 6 shall not be subject to the Liability Limitation, nor shall any amounts recovered under such sections count towards the Liability Limitation.
10.6Tax Benefit and Treatment of Indemnification Payment
. The parties hereto agree that any indemnification payments made pursuant to this Section 10 shall be treated for all tax purposes as an adjustment to the Purchase Price unless otherwise required by applicable law.
The provisions of this Section 10 shall survive the Closing.
1.SATISFACTION OF LIENS
. If at the Closing there are any liens on any Property which Seller is obligated to pay and discharge pursuant to the terms of this Agreement, Seller or Purchaser, with Seller’s written approval, shall have the right to instruct the Title Insurer to use any cash portion of the Purchase Price to satisfy the same.
2.[Intentionally Omitted]
.
11.MISCELLANEOUS
.
11.1Entire Agreement
. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Properties are merged in this Agreement, which alone fully and completely expresses the agreement of the parties.
11.2Assignment
. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without first obtaining the written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion. Subject to the foregoing provisions, this Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Purchaser and Seller and their respective legal representatives, successors and permitted assigns.
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11.3Modifications
. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.
11.4Time of Essence
. Time is of the essence of this Agreement. However, whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the next succeeding business day. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next day which is a business day. As used herein, the term “business day” means any day which is not a Saturday, Sunday, federal legal holiday or day on which banks in New York, New York are closed.
11.5Governing Law
. This Agreement shall be governed by and interpreted in accordance with the laws of the state of New York.
11.6Notices
. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by electronic mail, or by overnight courier (such as Federal Express), addressed as follows below. All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery, provided that notices delivered via email as hereinabove provided shall be deemed given once such notice or other communication is transmitted to the email address for each party set forth below their respective addresses; provided, that a duplicate copy of the notice, demand or request sent by email shall also be sent by one of the other methods set forth herein within one (1) business day; provided, however, that such duplicate copy of the notice, demand or request sent by email shall not be required if the party receiving such notice, demand or request confirms via a non-auto-generated responsive email that it has received such notice, demand or request. Either party hereto may change its address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 13.6. The attorneys for any party hereto shall have the authority to deliver notices on such party’s behalf to the other party hereto.
If to Seller:
Univar Solutions
3075 Highland Parkway
Suite 200
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Downers Grove, IL 60515
Attn:    [***]
Email: [***]

with a copy to:

Troutman Pepper Hamilton Sanders LLP
11682 El Camino Real, Ste. 400
San Diego, CA 92130
Attn: [***]
Email: [***]

If to Purchaser:
    FNLR Compounds Matter LLC
    c/o Fortress Investment Group LLC
    1345 Avenue of the Americas, 46th Floor
    New York, NY 10105
    Attention:  General Counsel-Credit Funds
Email: [***]

and    c/o Fortress Investment Group LLC
    11611 San Vicente Blvd., 10th Floor
    Los Angeles, California 90049
    Attn.: [***] and [***]
    Email: [***] and [***]

with a copy to:     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
    2029 Century Park East, Suite 3100
    Los Angeles, CA 90067
    Attention: [***]
    Email: [***]

11.7“AS IS” SALE
. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTIES AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTIES, PURCHASER AGREES, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 9.1 ABOVE OR IN ANY DOCUMENTS EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT (THE “EXPRESS REPRESENTATIONS”), TO TAKE EACH PROPERTY “AS-IS,” “WHERE-IS,” AND WITH ALL FAULTS AND CONDITIONS THEREON. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HAS NOT MADE,
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DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF ANY PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM EACH PROPERTY, (C) THE SUITABILITY OF ANY PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY ANY PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO ANY PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. OTHER THAN IN CONNECTION WITH THE EXPRESS REPRESENTATIONS, PURCHASER, AND ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR SELLER’S AFFILIATES (OTHER THAN SELLER AS TENANT PURSUANT TO THE LEASE) BASED ON (A) ANY ENVIRONMENTAL LAW (AS DEFINED BELOW), (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM ANY PROPERTY, OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF ANY PROPERTY. THE PROVISIONS OF THIS SECTION 13.7 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT. “ENVIRONMENTAL LAW” SHALL MEAN ANY LAW, ORDINANCE, RULE, REGULATION, ORDER, JUDGMENT, INJUNCTION OR DECREE NOW OR HEREAFTER RELATING TO POLLUTION OR SUBSTANCES OR MATERIALS WHICH ARE CONSIDERED TO BE HAZARDOUS OR TOXIC, INCLUDING, WITHOUT LIMITATION, THE RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. § 6901 ET SEQ.), CERCLA, THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. § 1801 ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. § 1251 ET SEQ.), THE SAFE DRINKING WATER ACT (21 U.S.C. § 349, 42 U.S.C. § 201 ET SEQ. AND § 300 ET SEQ.), THE TOXIC SUBSTANCES CONTROL ACT (15 U.S.C. § 2061 ET SEQ.), THE EMERGENCY PLANNING AND COMMUNITY RIGHT TO KNOW ACT (42 U.S.C. § 1100 ET SEQ.), THE CLEAN AIR ACT (42 U.S.C. § 7401 ET SEQ.), AND ANY STATE AND LOCAL ENVIRONMENTAL LAWS, ALL AMENDMENTS AND SUPPLEMENTS TO ANY OF THE FOREGOING AND ALL
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REGULATIONS AND PUBLICATIONS PROMULGATED OR ISSUED PURSUANT THERETO.
PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED PRIOR TO CLOSING SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF EACH PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM ANY PROPERTY. EXCEPT IN CONNECTION WITH THE EXPRESS WARRANTIES, UPON CLOSING, PURCHASER ACKNOWLEDGES THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND SELLER’S AFFILIATES (OTHER THAN SELLER AS TENANT PURSUANT TO THE LEASE) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND SELLER’S AFFILIATES (OTHER THAN SELLER AS TENANT PURSUANT TO THE LEASE) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING ANY PROPERTY.
NOTHING CONTAINED IN THIS SECTION 13.7 SHALL LIMIT OR SERVE AS A WAIVER, RELEASE OR DISCHARGE OF ANY CLAIM PURCHASER HAS OR MAY HAVE AGAINST SELLER WITH RESPECT TO THE EXPRESS REPRESENTATIONS OR ANY CLAIM IT MAY HAVE AGAINST SELLER, AS TENANT, PURSUANT TO THE LEASE.
PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT PURCHASER HAS CAREFULLY REVIEWED THIS SECTION, AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL, AND IS FULLY AWARE OF ITS CONSEQUENCES, AND THAT THE PROVISIONS OF THIS SECTION 13.7 ARE A MATERIAL PART OF THIS AGREEMENT; PROVIDED, HOWEVER, SUCH RELEASE, WAIVER OR DISCHARGE SHALL NOT APPLY AND SHALL BE OF NO FORCE OR EFFECT FOR ANY CLAIMS ARISING OUT OF SELLER’S INTENTIONAL, ACTIVE FRAUD OR FRAUDULENT CONCEALMENT.
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        /s/ ASC_______        /s/ WT_________
Seller’s Initials        Purchaser’s Initials

In no event shall the above provisions of this Section 13.7 be construed to release Seller (a) from any of its express representations, warranties or covenants set forth in (i) this Agreement to the extent the same survive the Closing or (ii) the documents delivered by Seller at Closing pursuant to this Agreement, or (b) from any right Purchaser may have to implead Seller following the Closing relating to third party claims asserted against Purchaser with respect to matters occurring prior to the Closing and during Seller’s ownership of the Properties.
11.8Confidentiality
. Except as may be required by law, without the prior written consent of Seller and Purchaser, each party shall use the same degree of care with respect to Information (hereinafter defined) as such party employs with respect to its own proprietary or confidential information of like importance, and shall not disclose to any third party the existence of this Agreement (provided that following Closing, Seller shall be permitted to share the existence of this Agreement and Purchaser’s name with Seller’s lenders) or any term or condition hereof or the results of any inspections or studies undertaken in connection herewith or make any public pronouncements, issue any press releases or otherwise furnish the Information or any information regarding this Agreement, or the transactions contemplated hereby, to any third party; provided, however, that the foregoing shall not be construed to prevent Purchaser or Seller from making (i) disclosures to their respective Representatives (as hereinafter defined) as necessary to consummate the transaction contemplated hereby, (ii) any disclosure required by any applicable law or regulation or judicial process with prior notice to the other party hereto, or (iii) any disclosure to the extent the information or materials to be disclosed (1) are already in the public domain other than as a result of a disclosure by Purchaser, (2) is or become generally available to the public other than as a result of a disclosure by Purchaser, (3) is or become available to Purchaser on a non-confidential basis from a source other than Seller who is not subject to a confidentiality agreement with, or other obligation of secrecy to, Seller or Seller’s Affiliates prohibiting such disclosure, or (4) are independently developed by Purchaser or its Representatives without reference to the Information. For purposes hereof, “Representatives” of a party shall mean and include such party’s agents, employees, officers, directors, representatives, consultants, investors, partners, lenders, attorneys or other professionals, and “Information” shall mean and shall be deemed to include, without limitation, the following information provided by or on behalf of Seller to Purchaser and/or its Representatives either prior to or following (or on) the Effective Date: (a) all documentation and/or information described in or relating to this Agreement, including, without limitation, the Lease, the Property Information, and all other information regarding the operation, ownership, maintenance, management, or occupancy of the Properties; (b) the Existing Surveys and the other Current Property Documents; and (c) any reports, tests, or studies (together with the results of such studies and tests) obtained or provided by, or on behalf of, Seller. Notwithstanding the foregoing, Seller’s delivery and Purchaser’s use of the Information are subject to the following terms: Purchaser shall (A) accept and hold all Information in confidence using the same degree of care with respect to Information as Purchaser employs with respect to its own proprietary or confidential information of like importance; (B)
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not copy, reproduce, distribute or disclose the Information to any third party other than Purchaser’s Representatives, except as permitted in this Section 13.8; (C) not use the Information for any purpose other than in connection with the transactions contemplated hereunder; and (D) not knowingly use the Information in any manner detrimental to Seller or any of the Properties. Purchaser agrees to transmit the Information only to those Purchaser’s Representatives who are participating in the evaluation of the acquisition of the Properties, who are informed of the terms of this Section 13.8 of this Agreement and who are instructed not to make use of the Information in a manner inconsistent herewith. Purchaser agrees to indemnify, defend and hold harmless Seller, Seller’s Affiliates and their respective shareholders, members, officers, directors, managers, partners, employees, beneficiaries, trustees, agents and representatives from and against all losses, claims, suits, damages and liabilities resulting from Purchaser’s breach of this Section 13.8, as well as any breach hereof by any of Purchaser’s Representatives (as if each of Purchaser’s Representatives were Purchaser hereunder), which indemnification shall survive the Closing for a period of two (2) years. Seller shall not disclose any of the material terms of this Agreement (except to the extent as may be required by law or legal process or as required by the Title Insurer, or to Seller’s Representatives), provided, that following the Closing, and subject to Section 13.13 below, Seller shall be entitled to make such disclosures as are reasonably appropriate in connection with the subject transaction. Seller agrees to indemnify, defend and hold harmless Purchaser, Purchaser’s Affiliates and their respective shareholders, members, officers, directors, managers, partners, employees, beneficiaries, trustees, agents and representatives from and against all losses, claims, suits, damages and liabilities resulting from Seller’s breach of this Section 13.8, as well as any breach hereof by any of Seller’s Representatives (as if each of Seller’s Representatives were Seller hereunder), which indemnification shall survive the Closing for a period of two (2) years. To the extent this Section 13.8 conflicts with the terms of the Property Access Agreement or that certain Confidentiality and Conditions Offering Agreement, the terms of this Section 13.8 shall control.
11.9Tax Disclosure Provision
. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities or other laws. The provisions of this Section 13.9 are intended to comply with the requirements of the presumption set forth in Treasury Regulations Section 1.6011-4 (b) (3) and are not intended to permit the disclosure of any information that is not subject to the requirements of such presumption.
11.10Reports
. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller’s written request, either (a) return to Seller any and all studies, reports, surveys and other information, data and/or documents relating to the Properties or any part thereof provided to
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Purchaser by or at the request of Seller or Seller’s Affiliates, or (b) certify to Seller that Purchaser has destroyed all such materials, information and documents; provided that, Purchaser shall return to Seller copies of all the full-sized surveys provided to Purchaser by Seller’s counsel, if any. Notwithstanding the foregoing, Purchaser (x) will be entitled to retain one copy of the Information for compliance purposes or for the purposes of defending or maintaining litigation or threatened litigation, subject to the continued application of the provisions of Section 13.8 and (y) will not be obligated to erase Information that is contained in an archived computer system made in accordance with its security and/or disaster recovery procedures on the understanding that any such retained Information shall remain subject to the continued application of the provisions of Section 13.8.
11.11Reporting Person
. Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.
11.12Press Releases
. The parties hereto shall not issue any press releases or public statements or disclosures, with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof, except upon the mutual agreement of the parties as to the form and content of each such press release or public statement or disclosure.
11.13Counterparts
. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or portable document format (PDF), each of which shall be deemed an original and admissible as best evidence for the execution and delivery of this Agreement by the parties hereto, and the signature page of either party to any counterpart may be appended to any other counterpart.
11.14Construction
. This Agreement shall not be construed more strictly against Purchaser merely by virtue of the fact that the same has been prepared by Purchaser or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.
11.15Attorneys’ Fees
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. In the event of litigation between the parties with respect to this Agreement or the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the non-prevailing party all of such prevailing party’s costs of enforcement and litigation, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit.
11.16ERISA. Each party represents to the other that it is not deemed for any purpose of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code, to hold assets of any (1) “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or (2) “plan” as defined in and subject to Section 4975 of the Internal Revenue Code.
11.17Severability
. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.18Further Assurances
. Seller and Purchaser shall execute and deliver any and all additional papers, documents, and other assurances, including, without limitation, any agency notifications required by regulatory agencies, and shall do any and all acts and things reasonably necessary (but without an increase in liability or decrease in rights of such party under this Agreement, other than to a de minimis extent) in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement. Purchaser and Seller acknowledge and agree that Seller is required, under applicable law, to deliver certain notices post-closing in connection with specific permits held by Seller relating to the operation of the Properties, as more specifically set forth on Schedule 13.18 attached hereto and made a part hereof, which notices will disclose the transaction that is the subject of this Agreement. Purchaser agrees to cooperate with Seller, consistent with the provisions of this Section 13.18, in connection with the delivery of any such notices.
11.19Waiver
. One or more waivers of any breach of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.
11.20Relationship of the Parties
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. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of seller and purchaser.
11.21Waiver of Jury Trial
. TO THE MAXIMUM EXTENT PERMITTED BY LAW, PURCHASER AND SELLER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON, OR IN RESPECT OF, ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF PURCHASER AND SELLER HEREUNDER, OR ARISING OUT OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
11.22Exclusivity
11.23. From the Effective Date, Seller agrees not to (a) offer the Properties for sale to any other Person (defined below) or, (b) negotiate or accept any offer to sell the Properties to any other Person. For purposes hereof, “Person” means any corporation, company, partnership, firm, limited liability company, joint venture, association or natural person.
11.24Survival
11.25. Other than the provisions of Section 13.7 (which shall survive indefinitely), the provisions of Section 13.8 (which shall survive for a period of two (2) years) and the provisions of Section 13.9 (which shall survive until the expiration of the applicable statute of limitations), the provisions of this Section 13 shall survive the Closing for a period of eighteen (18) months.  Except as expressly provided in the immediately preceding sentence or elsewhere in this Agreement, including, but not limited to, in Section 9, no representations, warranties, obligations, covenants or agreements of Seller or Purchaser contained in this Agreement shall survive the Closing.
12.STATE SPECIFIC PROVISIONS.
12.1Alaska. [N/A]
12.2California. Without limiting the choice of law provision set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of California govern the interpretation or enforcement of this Agreement with respect to any Property located in such state, as determined by a court of competent jurisdiction:
2.1.1The following is hereby added as Section 9.1.16:
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Non-Compliant Plumbing Fixtures. As required by California Civil Code Section 1101.5(e), Seller hereby discloses that: (a) California Civil Code Section 1101.5(a) provides that, on or before January 1, 2019, all noncompliant plumbing fixtures in any commercial real property shall be replaced with water-conserving plumbing fixtures; and (b) the Property located in California may have noncompliant plumbing fixtures. The representations and warranties in this Section 9.1.16 shall not survive the Closing.
12.2.1The following language is added to the end of Section 13.7 above:
“NATURAL HAZARD DISCLOSURE ACT. “Natural Hazards” described in the following California Code Sections may affect one or more of the Property: Government Code Section 8589.3 (Special Flood Hazard); Government Code Section 8589.5 (Potential Flooding); Government Code Sections 51178 and 51179 (Very High Fire Hazard Severity Zone); Public Resources Code Section 2622 (Earthquake Fault Zone); Public Resources Code Section 2696 (Seismic Hazard Zone); and Public Resources Code Section 4125 (Wildland Forest Fire Risks and Hazards). Purchaser acknowledges and agrees that Purchaser is an experienced real estate investor and is fully capable of determining whether any lists or maps delineating properties affected by such Natural Hazards are available and otherwise determining whether any such Natural Hazards affect any of the Property. Purchaser has independently evaluated and investigated whether any or all of such Natural Hazards affect the Property. Based on the foregoing, Purchaser knowingly and intentionally waives, to the extent permitted by applicable law, any disclosures, obligations or requirements of Seller with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the following California Code Sections: Government Code Sections 8589.3, 8589.4 and 51183.5 and Public Resources Code Sections 2621.9, 2694 and 4136 (the “Natural Hazard Disclosure Requirements”). Purchaser acknowledges and agrees that this waiver has been specifically negotiated and is an essential aspect of the bargain between the parties.

GENERAL RELEASE. PURCHASER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES THAT:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER,
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WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

                                /s/ WT____________
                        Purchaser’s Initials

2.1Florida. Without limiting the choice of law provisions set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of Florida govern the interpretation or enforcement of this Agreement with respect to any Property located in such state:
12.2.1Purchaser hereby acknowledges its receipt of the following notice: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.
12.2.2In accordance with §553.996, Florida Statutes, Seller hereby notifies Purchaser of Purchaser’s option for an energy-efficiency rating on the buildings on the Properties. Seller makes no representations or warranties as to any such energy-efficiency rating. Such information shall not constitute a basis for any claims against Seller with respect to the disclosures required under the Florida Building Energy-Efficiency Rating Act, nor shall Seller be liable or responsible to Purchaser for its reliance on any energy-efficiency rating obtained by Purchaser on its behalf.
12.3Georgia. Without limiting the choice of law provision set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of Georgia govern the interpretation or enforcement of this Agreement with respect to any Property located in such state:
(i)Additional Seller Closing Documents. Seller’s Closing deliverables under Section 4.1 shall also include the following duly executed documents:
    (1) One (1) duly executed Affidavit of Seller’s Residency or, alternatively if applicable, an Affidavit of Seller’s Gain (or Loss), together with the amount of income withholding taxes (if any) required to be remitted to the Georgia Department of Revenue on account of the sale, and
    (2) One (1) duly executed Seller’s Affidavit Regarding Commercial Real Estate Brokers.
(ii)    Additional Purchaser Closing Documents: Purchaser’s Closing deliverables under Section 4.2 shall also include the following duly executed document:
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    (1) One (1) duly executed Purchaser’s Affidavit Regarding Commercial Real Estate Brokers.
(iii)    Notwithstanding anything to the contrary contained herein, the term "attorney's fees" or any similar term shall mean attorney's fees which are actually incurred or paid by a party, and not any statutory presumption regarding attorney’s fees found at O.C.G.A. § 13-1-11 or otherwise.
12.4Idaho. N/A
12.5Illinois. Without limiting the choice of law provision set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of Illinois govern the interpretation or enforcement of this Agreement with respect to any Property located in such state.
12.5.1Broker’s Invoice and Lien Waiver. Seller’s Closing deliverables under Section 4.1 shall also include the following duly executed documents: An invoice and waiver of lien from JLL.
12.5.2State of Illinois Bulk Sales. Seller represents and warrants to Purchaser that the sale of the Property located in Illinois does not require Seller or Purchaser to file Form CBS-1, Notice of Sale, Purchase, or Transfer of Business Assets, to report the sale or transfer of assets to the Illinois Department of Revenue. Seller agrees to indemnify Purchaser for any tax obligations and any loss, cost, damage or expense (including penalties, fees, expenses and reasonable attorneys’ fees) incurred by Purchaser arising out Seller’s or Purchaser’s failure to file such Form CBS-1. The indemnification obligations of Seller contained in this Section 14.6.2 shall survive the Closing until the expiration of the applicable statutes of limitations under the Illinois Act, and shall not be subject to any of the provisions of this Agreement limiting or restricting Seller’s liability, including but not limited to Section 10.4.
12.5.3Cook County, Illinois Bulk Sales. Seller represents and warrants to Purchaser that the sale of the Property located in Illinois does not require Seller or Purchaser to deliver a Notice of Bulk Sales or Transfer to the Department of Revenue of Cook County, Illinois. Seller agrees to indemnify Purchaser for any tax obligations and any loss, cost, damage or expense (including penalties, fees, expenses and reasonable attorneys’ fees) incurred by Purchaser arising out Seller’s or Purchaser’s failure to file such Notice of Bulk Sales or Transfer. The indemnification obligations contained in this Section 14.6.3 shall survive the Closing until the expiration of the applicable statutes of limitations under the Cook County Ordinance, and shall not be subject to any of the provisions of this Agreement limiting or restricting Seller’s liability, including but not limited to Section 10.4.
12.5.4Village of Bedford Park, Illinois Real Estate Transfer Tax. With respect to the Property located in Illinois, the following language is hereby added to the end of Section 4.1 as a new subsection (l):
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12.5.5“(l) evidence of satisfaction of the following requirements of the Village of Bedford Park, Illinois (the “Village”): (i) delivery to the Village of the Village’s Real Estate Transfer Tax Request form, duly executed by Purchaser and Seller, (ii) completion of an inspection of the Property in compliance with Section 5-21-4 of the Village Code, and written confirmation from the Village that the Property is in compliance with all the Village’s building code ordinances, and (iii) a final water reading from the Village and payment of the same in full. At or prior to Closing, Seller shall cause any and all municipal utility bills or similar liens, to be closed, removed, and/or discharged.
2.2Louisiana. Without limiting the choice of law provisions set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of Louisiana govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
12.5.1LOUISIANA DEFINED TERMS. The term "lien" will also mean a privilege, mortgage, pledge, security interest, assignment, or other encumbrance. The terms "land", “real property” and "real estate" will also mean "immovable property" as that term is used in the Louisiana Civil Code. The term "personal property" will also mean "movable property" as that term is used in the Louisiana Civil Code. The term "easement" will also mean "servitude" as that term is used in the Louisiana Civil Code. The term "Land" will also include "component parts" as that term is used in the Louisiana Civil Code. The term "Buildings" will also include "other constructions" as that term is used in the Louisiana Civil Code. The term "intangible" will also mean "incorporeal" as that term is used in the Louisiana Civil Code. The term "tangible" will also mean "corporeal" as that term is used in the Louisiana Civil Code. The terms "condemnation" and "eminent domain" will include "expropriation" as that term is used in Louisiana law. The term "county" will mean "parish" as that term is used in Louisiana. The term “fee simple title” will also mean “full ownership interest” as that term is used in Louisiana. All references to joint and several liability in relation to an obligation governed by Louisiana law shall include joint, several and solidary liability.
12.5.2The term "Environmental Law" shall include the Louisiana Environmental Quality Act, La. R.S. Section 30:2001 et seq.
12.5.3Seller’s Closing deliverables under Section 4.1 shall also include the following duly executed document: One (1) duly executed satisfactory affidavit from Seller, as Tenant under the Lease, that Louisiana Revised Statutes Title 9, Section 2717.1, regarding prohibition against the purchase, lease, or acquisition of immovable (real) property by foreign adversaries, does not apply to Tenant.
12.5.4Purchaser’s Closing deliverables under Section 4.2 shall also include the following duly executed document: One (1) duly executed
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satisfactory affidavit from Purchaser that Louisiana Revised Statutes Title 9, Section 2717.1, regarding prohibition against the purchase, lease, or acquisition of immovable (real) property by foreign adversaries, does not apply to Purchaser.
12.5.5Waivers of Warranties and Redhibition. The parties hereto covenant and agree that the provisions of Section 13.7 of this Agreement shall be included in the Deed for the Property located in Carencro, Louisiana, and that the following provisions are hereby incorporated into this Agreement with respect to said Property, which provisions shall also be included in the aforesaid Deed:
EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE AGREEMENT, SELLER HAS NOT, DOES NOT AND WILL NOT, WITH RESPECT TO THE PROPERTY, MAKE ANY WARRANTY, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION OR MECHANTABILITY, OR WITH RESPECT TO THE VALUE, PROFITABILITY OR OPERATING POTENTIAL OF THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE AGREEMENT, PURCHASER RELIEVES SELLER FROM ANY AND ALL RESPONSIBILITY FOR VICES AND DEFECTS OF THE PROPERTY, WHETHER APPARENT, NON-APPARENT OR LATENT AND FROM ANY OBLIGATION TO TAKE THE PROPERTY BACK OR REDUCE THE PURCHASE PRICE. PURCHASER HEREBY WAIVES ALL WARRANTIES ARISING UNDER THE PROVISIONS OF LOUISIANA CIVIL CODE ARTICLES 2520 THROUGH 2548, AND WAIVES ANY RIGHT TO PROCEED AGAINST SELLER IN REDHIBITION, QUANTI MINORIS, OR FOR RETURN OR REDUCTION OF THE PURCHASE PRICE. PURCHASER EXPRESSLY WAIVES ANY RIGHT PURCHASER MAY HAVE TO DEMAND A RESCISSION OF THE SALE OR REDUCTION OF THE PURCHASE PRICE BASED ON BREACH OF ANY SUCH WARRANTIES. PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER HAS THOROUGHLY AND DILIGENTLY INSPECTED THE PROPERTY PRIOR TO CLOSING, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE AGREEMENT, HAS TAKEN ALL DEFICIENCIES AND DEFECTS, IF ANY, INTO CONSIDERATION, AND THAT THE PROVISIONS OF THIS WAIVER HAVE BEEN FULLY EXPLAINED TO IT AND PURCHASER DECLARES THAT IT FULLY UNDERSTANDS AND ACCEPTS THE SAME. NOTHING HEREIN SHALL LIMIT (I) THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED BY SELLER IN THE AGREEMENT (OR WAIVE ANY RIGHTS PURCHASER MAY HAVE AS A RESULT THEREOF), (II) THE
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EXPRESS DUTIES, LIABILITIES AND OBLIGATIONS OF SELLER (A) UNDER THE THAT CERTAIN REMEDIATION AND ACCESS AGREEMENT BY AND BETWEEN SELLER AND PURCHASER, DATED ON OR ABOUT THE DATE HEREOF, AND RECORDED ON OR ABOUT THE DATE HEREOF IN THE REAL PROPERTY RECORDS OF LAFAYETTE PARISH, LOUISIANA, OR (B) AS THE TENANT UNDER THAT CERTAIN LEASE BETWEEN SELLER, AS TENANT, AND PURCHASER, AS LANDLORD, FOR THE PROPERTY.
/s/ ASC____________            /s/ WT____________
Seller’s Initials     Purchaser’s Initials
2.3Michigan. Without limiting the choice of law provisions set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of Michigan govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
2.3.1Facility Disclosure. Seller has disclosed to Purchaser, and Purchaser expressly acknowledges that it is aware, that the Romulus, MI Property is a “facility”, as defined by Part 201 of Michigan’s Natural Resources and Environmental Protection Act, MCL 324.20101 et seq.  Purchaser acknowledges that due diligence materials provided by Seller and/or the environmental studies obtained by Purchaser contain information revealing the general nature and extent of the release of Hazardous Materials causing the Romulus, MI Property to be a facility, as required by MCL 324.20116.  The parties hereto hereby acknowledge and agree that, in the event Purchaser effectuates the Closing in accordance with the terms hereof, Purchaser shall be deemed to have waived any right to terminate this Agreement or its purchase of the Property due to Seller’s failure to advise Purchaser that the Property is a facility.
12.6Minnesota. Without limiting the choice of law provisions set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of Minnesota govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
12.6.1Seller’s Representations and Warranties. As an essential part of this Agreement and in order to induce Purchaser to enter into this Agreement and purchase the Property, Seller hereby represents and warrants to Purchaser that, as of the Effective Date:
(a)Except as described in the Existing Environmental Reports, Seller has no actual knowledge of any underground or above ground storage tanks located on the St. Paul, Minnesota Property. Seller has filed all required and applicable affidavits pursuant to Minn. Stat. § 116.48(6).
(b)Solely for purposes of satisfying the requirements of Minn. Stat. §115.55 and §103I, to the best of the knowledge of Seller the St. Paul, Minnesota Property
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is served by a municipal sewer system and there are no “wells” on the St. Paul, Minnesota Property as that the term “well” is defined by Minn. Stat. § 103I.005(21). Seller shall deliver any required well certificate pursuant to Minn. Stat. §103I.235(1), and if no such well certificate is required, shall include on the Deed the statement “Seller certifies that the Seller does not know of any wells on the described real property”.
(c)Solely for purposes of satisfying the requirements of Minn. Stat. § 152.0275, to the knowledge of Seller no methamphetamine production has occurred on the St. Paul, Minnesota Property.
(d)If airport zoning regulations affect the St. Paul, Minnesota Property, a copy of those airport zoning regulations as adopted can be viewed or obtained at the office of the county recorder, for the applicable county. This disclosure is made pursuant to Minnesota Statutes, § 513.56 subd. 3.
12.7Ohio. N/A
12.8Pennsylvania. Without limiting the choice of law provisions set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the Commonwealth of Pennsylvania govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
12.8.1 Bulk Sales. The sale of the Pennsylvania Property (as defined below) hereby does not constitute the sale of fifty-one percent (51%) or more of Seller’s Pennsylvania real property assets. This representation shall survive Closing for a period of six (6) months.
12.8.2 Zoning: The following is hereby added as Section 9.1.15.
“Zoning.  The zoning classification of the Property commonly known as 4 and 5 Steel Road East, Morrisville, PA  (together, the “Pennsylvania Property”) is HI – Heavy Industrial District. The representations and warranties in this Section 9.1.15 shall not survive the Closing.”
12.8.3 Required Certificates. Within five (5) business days after the Effective Date, Seller and/or Purchaser (as applicable) shall file all necessary applications and thereafter use reasonable efforts to schedule all necessary inspections with Falls Township and its affiliated boards, agencies and departments (collectively, the “Township”) in order to obtain from the Township any certificates of occupancy, resale certificates and other approvals necessary under all applicable laws for the transfer of title to the Pennsylvania Property (collectively, “Resale Certificates”).  Upon issuance of any inspection report for the Property that details the matters (if any) that must be corrected (an “Inspection Report”), Seller shall (i) deliver a copy of the Inspection Report to Purchaser, (ii) cause any corrective work required by such Inspection Report (the “Correction Work”) to be performed at its sole cost and expense and (iii) obtain and deliver to Purchaser any required Resale Certificates (to the extent such Resale
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Certificate is (a) not Purchaser’s obligation under applicable law, rule or regulation, and (b) not delivered to Purchaser). The provisions of this Section 14.11.13 shall survive Closing.
12.9South Carolina. Without limiting the choice of law provisions set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of South Carolina govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
12.9.1 Seller’s Closing deliverables under Section 4.1 shall also include the following duly executed documents for any Property located in the State of South Carolina:
(a)a Certificate and Affidavit as to whether (A) Seller is a resident of the State of South Carolina, or (B) Seller is deemed to be a resident of the State of South Carolina, or (C) the sale of the Property by Seller is otherwise exempt from the withholding requirements of South Carolina, and
(b)either (A) a Seller’s Affidavit in form and substance acceptable to the title company with respect to the Property, as necessary for the issuance of Purchaser’s Title Policy, or (B) a current certificate of tax compliance as to Seller issued by the South Carolina Department of Revenue.
12.9.2 Purchaser’s Closing deliverables under Section 4.2 shall also include the following duly executed documents for any Property located in the State of South Carolina:
(a)Disclosures required by the South Carolina Department of Insurance as necessary for the issuance of Purchaser’s Title Policy.
12.10Texas. Without limiting the choice of law provisions set forth in Section 13.5, the following provisions shall apply to the extent that the laws of the State of Texas govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
12.10.1 Section 10.2.1 is hereby modified with respect to the Texas Properties by adding the following at the end of the Section:
If the Purchaser first discovers a breach or misrepresentation of any of Seller’s representations, warranties or covenants set forth in this Agreement on a date (the “Discovery Date”) subsequent to the Closing Date, but prior to the end of the Limitation Period, Purchaser must give Seller written notice (the “Breach Notice”) of the breach and the Discovery Date within sixty (60) days after the Discovery Date in order for such breach to form the basis of an action by Purchaser against Seller. Any such action must be brought within two (2) years and one (1) day after the Discovery Date, provided that a Breach Notice has been timely given in accordance with immediately preceding sentence. The acceptance
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of the Deed by Purchaser at Closing for the applicable Texas Property shall from and after the Limitation Period be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller in this subsection and every agreement and obligation on the part of Seller to be performed in this Agreement except as to claims timely asserted in a Breach Notice and where a suit is filed against Seller not later than two (2) years and one (1) day after the Discovery Date.
12.10.2 Disclosures.
(a)The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the Property or else obtain a policy of title insurance. Notice to such effect is therefore hereby given to Purchaser.
(b)As of the date of this Agreement, Seller is not aware of the existence or location of a transportation pipeline, including a pipeline for the transportation of natural gas, natural gas liquids, synthetic gas, liquefied petroleum gas, petroleum or a petroleum product, or a hazardous substance, under the Property.
(c)If for the current ad valorem tax year, the taxable value of the land that is the subject of this Agreement is determined by a special appraisal method that allows for appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value. In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in the use of the land. The taxable value of the land and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the land is located.
(d)If the property that is the subject of this Agreement is located outside the limits of a municipality, the property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the property for further information.
(e)Section 1958.154, Texas Occupations Code requires Seller to provide Purchaser a copy of any mold remediation certificate issued for the Property during the five (5) years preceding the date the Seller sells the Property. Seller represents and warrants to Purchaser that Seller has no knowledge of any such certificate.
(f)DTPA WAIVER OF CONSUMER RIGHTS. PURCHASER AND SELLER ACKNOWLEDGE THAT THE TEXAS DECEPTIVE TRADE
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PRACTICES AND CONSUMER PROTECTION ACT (SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS (THE “TEXAS ACT”), DOES NOT APPLY TO THE SALE OF THE PROPERTY CONTEMPLATED BY THIS AGREEMENT BECAUSE THE CONSIDERATION FOR THE PROPERTY IS GREATER THAN $500,000, AND PURSUANT TO SECTION 17.42 OF THE TEXAS ACT, PURCHASER HEREBY VOLUNTARILY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER THE TEXAS ACT AFTER CONSULTING WITH LEGAL COUNSEL OF ITS OWN SELECTION.
(g)The submission of this Agreement to any party by Seller shall not be construed as an offer, nor shall Purchaser have any rights with respect thereto, unless and until Seller shall execute a copy of this Agreement and deliver the same to Purchaser.
(h)The parties hereby agree that the obligations of the parties under this Agreement are separate and distinct, and that no party’s affiliate (of any type or nature) or other third party is responsible in any manner whatsoever for the debts, liabilities or obligations of any party hereto. As such, the parties agree that no party’s affiliate (of any type or nature) or other third party is an alter-ego of any other party (or any affiliate thereof) or in any manner is or shall be vicariously, derivatively or otherwise liable for the debts, liabilities or obligations of any party or any affiliate thereof (collectively, “Derivative Claims”). The parties further agree that, as a material part of and material inducement for the transactions contemplated by this Agreement, they will not assert any Derivative Claims in any dispute, claim or controversy relating to or arising out of this Agreement. The provisions of this Paragraph shall survive Closing or consummation of the transactions contemplated by this Agreement or any termination or purported termination of this Agreement.
(i)It is the express intent of the parties hereto that the provisions of this Agreement govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Paragraph 5.007 of the Texas Property Code) not apply to this Agreement.
12.10.3 Additional Closing Deliverables.
(a)Seller Closing Deliverables under Section 4.1 shall also include the following duly executed document: If the Property is encumbered by any restrictive covenants, execute a notice thereof (the “Restrictions Notice”) in accordance with the applicable City of Houston Code of Ordinances.
(b)Purchaser Closing Deliverables under Section 4.2 shall also include the following duly executed documents: If applicable, the Restrictions Notice.
12.11Utah. N/A

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[SIGNATURES ON FOLLOWING PAGE]
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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

SELLER:
UNIVAR SOLUTIONS USA LLC, a Washington limited liability company By: /s/ Alex Colin________________ Name: Alex Colin Title: Senior Vice President, General Counsel and Secretary

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PURCHASER: FNLR COMPOUNDS MATTER LLC, a Delaware limited liability company By: /s/ William Turner_____________ Name: William Turner Its: Authorized Signatory

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JOINDER BY ESCROW AGENT
ESCROW AGENT JOINS IN THE EXECUTION OF THIS AGREEMENT TO (A) ACKNOWLEDGE AND AGREE TO BE BOUND BY THE TERMS AND PROVISIONS SET FORTH IN SECTION 2 OF THIS AGREEMENT AND (B) EVIDENCE ITS AGREEMENT TO RECEIVE, HOLD AND DISBURSE FUNDS AND DOCUMENTS IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT. ESCROW AGENT AGREES TO ACT AS THE “REPORTING PERSON” FOR THE TRANSACTION AND AS DEFINED IN SECTION 6045(E) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS PROMULGATED THEREUNDER (COLLECTIVELY, THE “REPORTING REQUIREMENTS”) AND TO PERFORM ALL DUTIES THAT ARE REQUIRED BY THE REPORTING REQUIREMENTS TO BE PERFORMED BY THE REPORTING PERSON WITH RESPECT TO THE TRANSACTION.

ESCROW AGENT:	FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Shelliza Lallmohamed________ Name: Shelliza Lallmohamed Title: Operations Manager

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LIST OF EXHIBITS

Exhibit A-1        List of Properties and Purchase Price Allocations
Exhibit A-2        Legal Descriptions
Exhibit B        General Closing Cost Allocations
Exhibit C        Form of Owner’s Certificate
Exhibit D        [Intentionally Omitted]
Exhibit E        Property Information
Exhibit F        Form of Deed
Exhibit G        Form of Non-Foreign Affidavit
Exhibit H        Form of Lease
Exhibit I        Form of General Assignment
Exhibit J        Form of KYC Application
Exhibit K        [Intentionally Omitted]
Exhibit L        [Intentionally Omitted]

Purchase and Sale Agreement
(Tenneco - Milan and Napoleon)